UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WLDN	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Compensatory Arrangements of Certain Officers.

On April 17, 2023, the Board of Directors (the “Board”) of Willdan Group, Inc. (the “Company”) approved amending and restating the Willdan Group, Inc. 2008 Performance Incentive Plan (the “2008 Plan”), subject to stockholder approval of the amendments to the 2008 Plan.  As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the amendments to the 2008 Plan.

Among other things, the 2008 Plan reflects amendments to (i) increase the number of shares of the Company’s common stock (the “Common Stock”) available for award grants under the 2008 Plan by 750,000 shares, so that the new aggregate share limit for the 2008 Plan is 4,894,167 shares of Common Stock (plus shares of Common Stock subject to options granted under the Company’s 2006 Stock Incentive Plan which expire or are cancelled or terminated); (ii) increase the limit on the number of shares of Common Stock that may be delivered pursuant to “incentive stock options” under the 2008 Plan by 750,000 shares, so that the new aggregate limit for the 2008 Plan is 5,125,000 incentive stock options; and (iii) extend the term of the 2008 Plan to April 16, 2033.

Also on April 17, 2023, the Board approved amending and restating the Willdan Group, Inc. 2006 Employee Stock Purchase Plan (the “ESPP”), subject to stockholder approval of the amendments to the ESPP.  As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the amendments to the ESPP.

Among other things, the ESPP reflects an amendment to increase the number of shares of Common Stock authorized for issuance under the ESPP by 800,000 shares, so that the new aggregate share limit for the ESPP is 1,925,000 shares of Common Stock.

The foregoing summary of the amendments to each of the 2008 Plan and the ESPP is qualified in its entirety by reference to the text of the 2008 Plan and the ESPP, as applicable, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and incorporated by reference herein.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 8, 2023. At the Annual Meeting, five proposals, which are described in detail in the Company’s definitive proxy statement, dated April 21, 2023 for the Annual Meeting (the “Proxy Statement”), were submitted to a vote of the stockholders. At the Annual Meeting, stockholders (i) elected the seven director nominees named in the Proxy Statement; (ii) ratified the appointment of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for fiscal year 2023; (iii) did not approve the Company’s named executive officer compensation, on a non-binding advisory basis; (iv) approved the amendment to the 2008 Plan described above; and (v) approved the amendment to the ESPP described above.

The total number of shares entitled to vote and represented by presence or by proxy was equal to 90.72% of the Company’s total shares issued and outstanding as of the April 18, 2023 record date, thereby constituting a quorum for the purpose of the Annual Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

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The results of the vote for each proposal are as follows:

Proposal 1

Each individual listed below was elected to serve on the Board until the 2024 annual meeting of stockholders and until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

	For	Withheld	Broker Non-Vote
Thomas D. Brisbin	8,421,001	915,700	2,901,242
Steven A. Cohen	8,273,630	1,063,071	2,901,242
Cynthia A. Downes	8,137,859	1,198,842	2,901,242
Dennis V. McGinn	8,072,326	1,264,375	2,901,242
Wanda K. Reder	8,198,089	1,138,612	2,901,242
Keith W. Renken	8,831,552	505,149	2,901,242
Mohammad Shahidehpour	7,172,842	2,163,859	2,901,242

Proposal 2

Ratification of the Board’s appointment of Crowe as the Company’s independent registered public accounting firm for fiscal year 2023.

For	Against	Abstain
12,171,310	45,196	21,437

Proposal 3

The stockholders of the Company did not approve, on a non-binding advisory basis, the Company’s named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
4,082,317	5,121,812	132,572	2,901,242

Proposal 4

Approval of the amendment to the 2008 Plan.

For	Against	Abstain	Broker Non-Vote
7,782,455	1,540,250	13,996	2,901,242

Proposal 5

Approval of the amendment to the ESPP.

For	Against	Abstain	Broker Non-Vote
9,033,321	259,505	43,875	2,901,242

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Item 9.01	Financial Statements and Exhibits

(d)Exhibits.

Exhibit No.	Document

10.1	Willdan Group, Inc. Amended and Restated 2008 Performance Incentive Plan.
10.2	Willdan Group, Inc. Amended and Restated 2006 Employee Stock Purchase Plan.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: June 9, 2023	By:	/s/ Creighton K. Early
Creighton K. Early
Chief Financial Officer

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